Exhibit 99.1

Global Medical REIT Announces Fourth Quarter and Year-End 2020 Financial Results

Completes $226.5 Million of Acquisitions in 2020

Increases First Quarter 2021 Dividend to $0.205 Per Share

Bethesda, MD – March 3, 2021 -- (BUSINESS WIRE) -- Global Medical REIT Inc. (NYSE: GMRE) (the “Company” or “GMRE”), a net-lease medical office real estate investment trust (REIT) that owns and acquires purpose-built healthcare facilities and leases those facilities to strong healthcare systems and groups with leading market share, today announced financial results for the three and twelve months ended December 31, 2020 and other data.

Fourth Quarter 2020 Summary

•	Net income attributable to common stockholders was $1.1 million, or $0.02 per diluted share, as compared to $1.2 million, or $0.03 per diluted share, in the prior year period.
•	Funds from Operations (“FFO”) of $0.22 per share and unit, as compared to $0.21 per share and unit in the prior year period.
•	Adjusted Funds from Operations (“AFFO”) of $0.24 per share and unit, as compared to $0.21 per share and unit in the prior year period.
•	Increased total revenue 21.9% period-over-period to $24.9 million, primarily driven by the Company’s acquisition activity during 2020.
•	Renewed leases representing 7.1% of the Company’s annualized base rent (“ABR”) for a weighted average additional term of 9.2 years and extended the portfolio weighted average lease term to 8.2 years as of December 31, 2020.
•	Completed eight acquisitions, encompassing an aggregate 231,502 leasable square feet, for an aggregate purchase price of $79.8 million at a weighted average cap rate of 7.3%.
•	Issued 1.1 million shares of common stock at a weighted average price of $14.21 per share through its At-the-Market equity sales program (“ATM”), generating $15.3 million of gross proceeds.

Full-Year 2020 Summary

•	Net loss attributable to common stockholders was $(7.7) million, or $(0.17) per diluted share, which included a $12.1 million, or $0.26 per diluted share, one-time expense related to the management internalization consideration. This compares to net income attributable to common stockholders of $3.4 million, or $0.10 per diluted share, in the prior year.

•	FFO of $0.56 per share and unit, as compared to $0.75 per share and unit in the prior year.
•	AFFO of $0.88 per share and unit, as compared to $0.75 per share and unit in the prior year.
•	Increased total revenue 32.5% year-over-year to $93.7 million, primarily driven by acquisitions completed in 2020.
•	Completed 18 acquisitions, encompassing an aggregate 915,241 leasable square feet, for an aggregate purchase price of $226.5 million at a weighted average cap rate of 7.8%.
•	Issued 4.2 million shares of common stock at a weighted average price of $12.84 per share through its ATM program, generating $54.5 million of gross proceeds.

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Jeffrey M. Busch, Chief Executive Officer stated, “We are pleased with our accomplishments for 2020 given the challenging environment due to the COVID-19 pandemic. We reached a milestone of growing our portfolio to over $1 billion in value, completed our internalization and completed 18 acquisitions for a total of $226 million at a 7.8% weighted average cap rate. We also successfully extended 7.1% of our ABR with four important lease renewals totaling 221,000 square feet. Finally, we announced our first quarterly dividend increase since the IPO.”

Mr. Busch continued, “Our portfolio proved to be highly resilient in the face of one of the most dramatic economic shocks in modern history. Our tenants remained open for business through the most challenging months of the healthcare crisis and, importantly, nearly all met their rent obligations to us. We are optimistic about what lies ahead given the deployment of the COVID-19 vaccine, our portfolio growth, and the future earnings accretion we expect from our internalization. We intend to continue our strategy of scaling our platform with properties and tenants that meet our underwriting criteria, growing AFFO per share, and providing our stockholders with a compelling total return over the long term.”

Financial Results

Rental revenue for the fourth quarter of 2020 increased 22.1% period-over-period to $24.9 million, reflecting the growth in the Company’s property portfolio.

Total expenses for the fourth quarter were $22.3 million, compared to $17.7 million for the prior year period.

•	G&A expenses for the fourth quarter of 2020 were $4.4 million, which compares to $1.6 million for the prior year period plus $1.7 million in management fees recognized in the prior year period. This increase in G&A expenses was primarily due to the recognition of compensation costs and other administrative expenses that prior to our internalization transaction were the obligation of our former advisor and included in our management fee. In addition, this increase reflects the impact of one-time LTIP Unit grants to the Company’s employees that were made at the time of our internalization transaction.

•	Depreciation and amortization expenses for the fourth quarter of 2020 were $10.1 million, compared to $7.4 million for the prior year period. This increase was primarily due to our acquisition activity during 2020.

•	Interest expense for the fourth quarter of 2020 was $5.1 million, compared to $4.8 million for the prior year period. This increase was primarily due to higher average borrowings during the fourth quarter, which helped fund our property acquisitions.

Net income attributable to common stockholders for the fourth quarter of 2020 totaled $1.1 million, or $0.02 per share, compared to a net income of $1.2 million, or $0.03 per share, in the prior year period.

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The Company reported FFO of $0.22 per share and unit for the fourth quarter of 2020, as compared to $0.21 per share and unit in the prior year period. AFFO was $0.24 per share and unit for the fourth quarter of 2020 versus $0.21 per share and unit in the prior year period.

Portfolio Update

As of December 31, 2020, the Company’s portfolio was 99.1% occupied and comprised of 3.7 million leasable square feet with an ABR of $87.6 million. The Company’s portfolio rent coverage ratio was 4.8x. The Company’s portfolio had a weighted average lease term of 8.2 years and featured weighted average annual rental escalations of 2.1%.

Regarding rent collections, the Company has collected 99.5% of monthly base rent due for the fourth quarter of 2020.

Acquisitions Update

During the fourth quarter of 2020, the Company completed eight acquisitions, encompassing an aggregate 231,502 leasable square feet, for an aggregate purchase price of $79.8 million. The properties were purchased at a 7.3% weighted average cap rate.

For the full year 2020, the Company completed 18 property acquisitions, encompassing an aggregate 915,241 leasable square feet, for an aggregate purchase price of $226.5 million. The properties had a 7.8% weighted average cap rate at December 31, 2020.

Since December 31, 2020, the Company completed three acquisitions, encompassing an aggregate 86,035 leasable square feet, for an aggregate purchase price of $25.4 million. The properties were purchased at a 7.7% weighted average cap rate.

As of March 3, 2021, the Company had an additional six properties under contract for an aggregate purchase price of $75.7 million. The properties are currently in the due diligence period and we can make no assurances that the acquisitions will occur on a timely basis if at all.

Balance Sheet and Liquidity

At February 28, 2021, the Company had total liquidity of approximately $85 million, including cash and capacity on its Credit Facility.

At December 31, 2020, total debt outstanding, including outstanding borrowings on the Credit Facility and notes payable (both net of unamortized deferred financing costs), was $586.6 million. As of December 31, 2020, the Company’s debt carried a weighted average interest rate of 3.17% and a weighted average remaining term of 2.79 years.

During the fourth quarter of 2020, the Company issued 1.1 million shares of common stock through its ATM program at an average per share price of $14.21, generating gross proceeds of $15.3 million. For the full year 2020, the Company issued 4.2 million shares of common stock through its ATM program at an average per share price of $12.84, generating gross proceeds of $54.5 million.

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Since December 31, 2020, the Company has issued 2.7 million shares of common stock through its ATM program at an average per share price of $13.07, generating gross proceeds of $35.4 million.

Dividends

On December 16, 2020, the Board of Directors declared the following dividends:

Dividend Type	Record Date	Dividend Amount	Payment Date
Common	December 28, 2020	$0.20 per share and unit	January 11, 2021
Preferred	January 15, 2021	$0.46875 per share	February 1, 2021

On March 2, 2021, the Board of Directors declared the following dividends:

Dividend Type	Record Date	Dividend Amount	Payment Date
Common	March 24, 2021	$0.205 per share and unit	April 8, 2021
Preferred	April 15, 2021	$0.46875 per share	April 30, 2021

2021 Annual Meeting

On March 2, 2021, the Board of Directors approved the meeting and record dates for the Company’s 2021 Annual Stockholders’ Meeting. The Meeting will be held on Wednesday, May 26, 2021. Stockholders of record as of April 1, 2021 will be eligible to vote at the Meeting.

SUPPLEMENTAL INFORMATION

Details regarding these results can be found in the Company’s supplemental financial package available on the Investor Relations section of the Company’s website at http://investors.globalmedicalreit.com/.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host a live webcast and conference call on Thursday, March 4, 2021 at 9:00 a.m. Eastern Time. The webcast is located on the “Investor Relations” section of the Company’s website at http://investors.globalmedicalreit.com/.

To Participate via Telephone:

Dial in at least five minutes prior to start time and reference Global Medical REIT Inc.

Domestic: 1-877-705-6003

International: 1-201-493-6725

Replay:

A replay of the call will be available from approximately 12:00 p.m. Eastern Time on March 4, 2021, through midnight Eastern Time on March 18, 2021. To access the replay, the domestic dial-in number is 1-844-512-2921, the international dial-in number is 1-412-317-6671, and the passcode is 13715757. The archive of the webcast will be available on the Company's website for a limited time.

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ABOUT GLOBAL MEDICAL REIT

Global Medical REIT Inc. is net-lease medical office REIT that acquires purpose-built specialized healthcare facilities and leases those facilities to strong healthcare systems and physician groups with leading market share.

NON-GAAP FINANCIAL MEASURES

FFO and AFFO are non-GAAP financial measures within the meaning of the rules of the United States Securities and Exchange Commission (“SEC”). The Company considers FFO and AFFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with GAAP before non-controlling interests of holders of OP units and LTIP units, excluding gains (or losses) from sales of property and extraordinary items, less preferred stock dividends, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and above-market lease amortization expense), and after adjustments for unconsolidated partnerships and joint ventures. Because FFO excludes real estate-related depreciation and amortization (other than amortization of deferred financing costs and above market lease amortization expense), the Company believes that FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss.

AFFO is a non-GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations. Management calculates AFFO by modifying the NAREIT computation of FFO by adjusting it for certain cash and non-cash items and certain recurring and non-recurring items. For the Company these items include: (a) management internalization costs (including a one-time expense related to the settlement of a pre-existing contractual relationship) (b) recurring acquisition and disposition costs, (c) loss on the extinguishment of debt, (d) recurring straight line deferred rental revenue, (e) recurring stock-based compensation expense, (f) recurring amortization of above market leases, (g) recurring amortization of deferred financing costs, (h) recurring lease commissions, and (i) other items.

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Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. The Company’s FFO and AFFO computations may not be comparable to FFO and AFFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, that interpret the NAREIT definition differently than the Company does, or that compute FFO and AFFO in a different manner.

RENT COVERAGE RATIO

For purposes of calculating our portfolio weighted-average EBITDARM coverage ratio (“Rent Coverage Ratio”), we excluded credit-rated tenants or their subsidiaries for which financial statements were either not available or not sufficiently detailed. These ratios are based on latest available information only. Most tenant financial statements are unaudited and we have not independently verified any tenant financial information (audited or unaudited) and, therefore, we cannot assure you that such information is accurate or complete. Certain other tenants (approximately 7% of our portfolio) are excluded from the calculation due to (i) lack of available financial information or (ii) receipt of significant COVID-19 relief funds that may cause reported coverage to differ materially from underlying performance. Additionally, our Rent Coverage Ratio adds back physician distributions and compensation. Management believes all adjustments are reasonable and necessary.

ANNUALIZED BASE RENT

Annualized base rent represents December 31, 2020 base rent multiplied by 12 (or actual NOI for where more reflective of property performance).

FORWARD-LOOKING STATEMENTS

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company’s intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results. Except for historical information, the statements set forth herein including, but not limited to, any statements regarding our earnings, expected financial performance (including future cash flows associated with new tenants), future dividends or other financial items; any other statements concerning our plans, strategies, objectives and expectations for future operations, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions and expected rent receipts on these properties, and any statements regarding future economic conditions or performance are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward-looking statements. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and in our other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

Investor Relations Contact:

Evelyn Infurna

Evelyn.Infurna@icrinc.com

203.682.8265

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Global Medical REIT Inc.

Condensed Consolidated Balance Sheets

(unaudited, and in thousands, except par values)

(unaudited, and in thousands, except par values)
	As of December 31,
	2020	2019
Assets
Investment in real estate:
Land	$128,857	$95,381
Building	851,427	693,533
Site improvements	15,183	9,912
Tenant improvements	49,204	33,909
Acquired lease intangible assets	98,234	72,794
	1,142,905	905,529
Less: accumulated depreciation and amortization	(94,462)	(56,503)
Investment in real estate, net	1,048,443	849,026
Cash and cash equivalents	5,507	2,765
Restricted cash	5,246	4,420
Tenant receivables, net	5,596	4,957
Due from related parties	103	50
Escrow deposits	4,817	3,417
Deferred assets	20,272	14,512
Derivative asset	—	2,194
Goodwill	5,903	—
Other assets	5,019	3,593
Total assets	$1,100,906	$884,934

Liabilities and Equity
Liabilities:
Credit Facility, net of unamortized debt issuance costs of $3,559 and $3,832 at December 31, 2020 and December 31, 2019, respectively	$521,641	$347,518
Notes payable, net of unamortized debt issuance costs of $835 and $667 at December 31, 2020 and December 31, 2019, respectively	64,937	38,650
Accounts payable and accrued expenses	7,279	5,069
Dividends payable	12,470	11,091
Security deposits and other	4,340	6,351
Due to related party	—	1,648
Derivative liability	18,086	8,685
Other liabilities	6,171	2,405
Acquired lease intangible liability, net	8,222	3,164
Total liabilities	643,146	424,581
Commitments and Contingencies
Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; 3,105 issued and outstanding at December 31, 2020 and December 31, 2019, respectively (liquidation preference of $77,625 at December 31, 2020 and December 31, 2019, respectively)	74,959	74,959
Common stock, $0.001 par value, 500,000 shares authorized; 49,461 shares and 43,806 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	49	44
Additional paid-in capital	504,789	433,330
Accumulated deficit	(116,773)	(71,389)
Accumulated other comprehensive loss	(18,219)	(6,674)
Total Global Medical REIT Inc. stockholders' equity	444,805	430,270
Noncontrolling interest	12,955	30,083
Total equity	457,760	460,353
Total liabilities and equity	$1,100,906	$884,934
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Global Medical REIT Inc.

Condensed Consolidated Statements of Operations

(unaudited, and in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue
Rental revenue	$24,895	$20,385	$93,518	$70,515
Other income	35	67	212	211
Total revenue	24,930	20,452	93,730	70,726

Expenses
General and administrative	4,426	1,608	11,935	6,536
Operating expenses	2,612	2,132	10,867	5,958
Management fees – related party	-	1,727	4,024	6,266
Depreciation expense	7,364	5,585	26,747	19,066
Amortization expense	2,774	1,812	9,606	5,569
Interest expense	5,064	4,765	18,680	17,472
Management internalization expense	-	-	14,005	-
Preacquisition expense	98	48	365	271
Total expenses	22,338	17,677	96,229	61,138

Net income (loss)	$2,592	$2,775	$(2,499)	$9,588
Less: Preferred stock dividends	(1,455)	(1,455)	(5,822)	(5,822)
Less: Net (income) loss attributable to noncontrolling interest	(74)	(108)	574	(354)
Net income (loss) attributable to common stockholders	$1,063	$1,212	$(7,747)	$3,412

Net income (loss) attributable to common stockholders per share – basic and diluted	$0.02	$0.03	$(0.17)	$0.10

Weighted average shares outstanding – basic and diluted	48,496	37,876	46,256	33,865

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Global Medical REIT Inc.

Reconciliation of Net Income (Loss) to FFO and AFFO

(unaudited, and in thousands, except per share and unit amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019

Net income (loss)	$2,592	$2,775	$(2,499)	$9,588
Less: Preferred stock dividends	(1,455)	(1,455)	(5,822)	(5,822)
Depreciation and amortization expense	10,112	7,397	36,302	24,635
FFO	$11,249	$8,717	$27,981	$28,401
Internalization expense - settlement of a preexisting contractual relationship	-	-	12,094	-
Internalization expense - other transaction costs	-	-	1,911	-
Amortization of above market leases, net	32	247	504	881
Straight line deferred rental revenue	(1,344)	(1,492)	(5,680)	(5,806)
Stock-based compensation expense	1,928	843	5,319	3,336
Amortization of debt issuance costs and other	420	312	1,450	1,312
Preacquisition expense	98	48	365	271
AFFO	$12,383	$8,675	$43,944	$28,395

Net income (loss) attributable to common stockholders per share -
basic and diluted	$0.02	$0.03	$(0.17)	$0.10
FFO per Share and Unit	$0.22	$0.21	$0.56	$0.75
AFFO per Share and Unit	$0.24	$0.21	$0.88	$0.75

Weighted Average Shares and Units Outstanding - basic and diluted	52,076	41,794	49,791	37,789

Reconciliation of Weighted Average Shares and Units Outstanding:
Weighted Average Common Shares	48,496	37,876	46,256	33,865
Weighted Average OP Units	1,941	3,143	2,172	3,144
Weighted Average LTIP Units	1,639	775	1,363	780
Weighted Average Shares and Units Outstanding - basic and diluted	52,076	41,794	49,791	37,789

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